Exhibit 99.1

QuinStreet Reports Results for Third Quarter Fiscal 2025

•
Revenue up 60% YoY to $270 million in FYQ3
•
Financial Services revenue up 78% YoY, Auto Insurance revenue up 165% YoY
•
Record Home Services revenue, up 21% YoY
•
Strong cash flows and balance sheet, cash over $80 million and no bank debt
•
Profitability continued to expand in FYQ3, expected to expand further in FYQ4
•
Maintaining full fiscal year 2025 outlook range

FOSTER CITY, CA – May 7, 2025 – QuinStreet, Inc. (Nasdaq: QNST), a leader in performance marketplaces and technologies for the financial services and home services industries, today announced financial results for the fiscal third quarter ended March 31, 2025.

For the fiscal third quarter, the Company reported revenue of $269.8 million, up 60% year-over-year.

GAAP income for the fiscal third quarter was $4.4 million, or $0.08 per diluted share. Adjusted net income for the fiscal third quarter was $12.4 million, or $0.21 per diluted share.

Adjusted EBITDA for the fiscal third quarter was $19.4 million.

The Company generated $30.1 million of operating cash flow in the fiscal third quarter and closed the quarter with $81.8 million in cash and cash equivalents and no bank debt.

“We delivered strong results again in the March quarter, our fiscal Q3, growing revenue 60% year-over-year, and adjusted EBITDA 145%,” commented Doug Valenti, CEO of QuinStreet. “Financial Services client vertical revenue grew 78% year-over-year with Auto Insurance up 165%. Home Services revenue grew 21% year-over-year to a new quarterly record. Our markets and opportunities are big. Our advantages and initiatives are powerful, and we continue to make good progress. We expect to continue to average double-digit year-over-year revenue and profit growth in the short and long term.”

“We strengthened our financial position further in fiscal Q3, ending the quarter with over $80 million in cash and no bank debt. Growing cash flow and expanding margins continue to be top priorities.”

“Turning to our outlook, we are maintaining our full fiscal year 2025 outlook as we move into the June quarter, our fiscal Q4. Full fiscal year revenue is expected to be between $1.065 and $1.105 billion, implying revenue growth of at least 18% year-over-year in fiscal Q4. Full fiscal year adjusted EBITDA is expected to be between $80 and $85 million, implying adjusted EBITDA growth of at least 89% year-over-year in fiscal Q4. The implied outlook range for fiscal Q4 is wider than our usual outlook range, reflecting our view that tariffs and tariff-related uncertainties introduce risk and potential volatility to client spending.”

“We are enthusiastic about our prospects, short and long term. We will continue to position QuinStreet to be resilient to a wide range of macroeconomic scenarios, and to thrive as we pursue our big market opportunities. And we will prioritize expense and cash flow management, margin expansion, and maintaining a strong balance sheet,” concluded Valenti.

Conference Call Today at 2:00 p.m. PT

The Company will host a conference call and corresponding live webcast at 2:00 p.m. PT. To access the conference call dial +1 800-717-1738 (domestic) or +1 646-307-1865 (international). A replay of the conference call will be available beginning approximately two hours after the completion of the call by dialing +1 844-512-2921 (domestic) or +1 412-317-6671 (international) and using passcode #1196580. The webcast of the conference call will be available live and via replay on the investor relations section of the Company's website at http://investor.quinstreet.com.

About QuinStreet

QuinStreet, Inc. (Nasdaq: QNST) is a leader in performance marketplaces and technologies for the financial services and home services industries. QuinStreet is a pioneer in delivering online marketplace solutions to match searchers with brands in digital media, and is committed to providing consumers with the information and tools they need to research, find and select the products and brands that meet their needs.

Non-GAAP Financial Measures and Definitions of Client Verticals

This release and the accompanying tables include a discussion of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow, all of which are non-GAAP financial measures that are provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as net loss less provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, interest and other expense, net, acquisition costs, contingent consideration adjustment, litigation settlement expense, and restructuring costs. The term "adjusted net income" refers to a financial measure that we define as net loss adjusted for amortization expense, stock-based compensation expense, acquisition costs, contingent consideration adjustment, litigation settlement expense, and restructuring costs, net of estimated taxes. The term "adjusted diluted net income per share" refers to a financial measure that we define as adjusted net income divided by weighted average diluted shares outstanding. The term “free cash flow” refers to a financial measure that we define as net cash provided by operating activities, less capital expenditures and internal software development costs. The term “normalized free cash flow” refers to free cash flow less changes in operating assets and liabilities. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA, adjusted net income, adjusted diluted net income per share and free cash flow and normalized free cash flow may not be comparable to the definitions as reported by other companies.

We believe adjusted EBITDA, adjusted net income and adjusted diluted net income per share are relevant and useful information because they provide us and investors with additional measurements to analyze the Company's operating performance.

Adjusted EBITDA is useful to us and investors because (i) we seek to manage our business to a level of adjusted EBITDA as a percentage of net revenue, (ii) it is used internally by us for planning purposes, including preparation of internal budgets; to allocate resources; to evaluate the effectiveness of operational strategies and capital expenditures as well as the capacity to service debt, (iii) it is a key basis upon which we assess our operating performance, (iv) it is one of the primary metrics investors use in evaluating Internet marketing companies, (v) it is a factor in determining compensation, (vi) it is an element of certain financial covenants under our historical borrowing arrangements, and (vii) it is a factor that assists investors in the analysis of ongoing operating trends. In addition, we believe adjusted EBITDA and similar measures are widely used by investors, securities analysts, ratings agencies and other interested parties in our industry as a measure of financial performance, debt-service capabilities and as a metric for analyzing company valuations.

We use adjusted EBITDA as a key performance measure because we believe it facilitates operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures (affecting interest expense), tax positions (such as the impact of changes in effective tax rates or fluctuations in permanent differences or discrete quarterly items), non-recurring charges, certain other items that we do not believe are indicative of core operating activities (such as litigation settlement expense, acquisition costs, contingent consideration adjustment, restructuring costs and other income and expense) and the non-cash impact of depreciation expense, amortization expense and stock-based compensation expense.

With respect to our adjusted EBITDA guidance, the Company is not able to provide a quantitative reconciliation to the most directly comparable GAAP financial measure without unreasonable efforts due to the high variability, complexity and low visibility with respect to certain items such as taxes, and income and expense from changes in fair value of contingent consideration from acquisitions. We expect the variability of these items to have a potentially unpredictable and potentially significant impact on future GAAP financial results, and, as such, we also believe that any reconciliations provided would imply a degree of precision that would be confusing or misleading to investors.

Adjusted net income and adjusted diluted net income per share are useful to us and investors because they present an additional measurement of our financial performance, taking into account depreciation, which we believe is an ongoing cost of doing business, but excluding the impact of certain non-cash expenses (stock-based compensation, amortization of intangible assets, and contingent consideration adjustment), non-recurring charges and certain other items that we do not believe are indicative of core operating activities. We believe that analysts and investors use adjusted net income and adjusted diluted net income per share as supplemental measures to evaluate the overall operating performance of companies in our industry.

Free cash flow is useful to investors and us because it represents the cash that our business generates from operations, before taking into account cash movements that are non-operational, and is a metric commonly used in our industry to understand the underlying cash generating capacity of a company’s financial model. Normalized free cash flow is useful as it removes the fluctuations in operating assets and liabilities that occur in any given quarter due to the timing of payments and cash receipts and therefore helps investors understand the underlying cash flow of the business as a quarterly metric and the cash flow generation potential of the business model. We believe that analysts and investors use free cash flow multiples as a metric for analyzing company valuations in our industry.

We intend to provide these non-GAAP financial measures as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.

Legal Notice Regarding Forward Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties. Words such as "estimate", "will”, "believe", “expect”, "intend", “outlook”, "potential", “promises” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include the statements in quotations from management in this press release, as well as any statements regarding the Company's anticipated financial results, growth and strategic and operational plans and results of analyses on impairment charges. The Company's actual results may differ materially from those anticipated in these forward-looking statements. Factors that may contribute to such differences include, but are not limited to: the Company’s ability to maintain and increase client marketing spend; the Company's ability, whether within or outside the Company’s control, to maintain and increase the number of visitors to its websites and to convert those visitors and those to its third-party publishers' websites into client prospects in a cost-effective manner; the Company's exposure to data privacy and security risks; the impact of changes in industry standards and government regulation including, but not limited to investigation enforcement activities or regulatory activity by the Federal Trade Commission, the Federal Communications Commission, the Consumer Finance Protection Bureau and other state and federal regulatory agencies; the impact of changes in our business, our industry, and the current economic and regulatory climate on the Company’s quarterly and annual results of operations; the Company's ability to compete effectively against others in the online marketing and media industry both for client budget and access to third-party media; the Company’s ability to protect our intellectual property rights; and the impact from risks relating to counterparties on the Company's business. More information about potential factors that could affect the Company's business and financial results are contained in the Company's annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission ("SEC"). Additional information will also be set forth in the Company's quarter report on Form 10-Q for the fiscal quarter ended March 31, 2025, which will be filed with the SEC. The Company does not intend and undertakes no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Contact:

Robert Amparo

(347) 223-1682

ramparo@quinstreet.com

QUINSTREET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31,	June 30,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$81,815	$50,488
Accounts receivable, net	137,241	111,786
Prepaid expenses and other assets	9,328	6,813
Total current assets	228,384	169,087
Property and equipment, net	17,000	19,858
Operating lease right-of-use assets	10,311	10,440
Goodwill	125,056	125,056
Intangible assets, net	30,767	38,008
Other assets, noncurrent	5,717	6,097
Total assets	$417,235	$368,546
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$55,819	$48,204
Accrued liabilities	86,918	68,822
Other liabilities	13,937	9,372
Total current liabilities	156,674	126,398
Operating lease liabilities, noncurrent	7,992	7,879
Other liabilities, noncurrent	17,094	17,444
Total liabilities	181,760	151,721
Stockholders' equity:
Common stock	58	55
Additional paid-in capital	364,595	347,449
Accumulated other comprehensive loss	(268)	(268)
Accumulated deficit	(128,910)	(130,411)
Total stockholders' equity	235,475	216,825
Total liabilities and stockholders' equity	$417,235	$368,546

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended				Nine Months Ended
	March 31,				March 31,
	2025		2024		2025		2024
Net revenue	$269,842		$168,587		$831,657		$415,193
Cost of revenue (1)	241,980		154,276		748,636		386,380
Gross profit	27,862		14,311		83,021		28,813
Operating expenses: (1)
Product development	8,850		7,549		26,180		22,457
Sales and marketing	5,140		3,626		14,367		10,076
General and administrative	8,960		8,468		40,157		22,906
Operating income (loss)	4,912		(5,332)		2,317		(26,626)
Interest income	3		49		20		381
Interest expense	(66)		(293)		(316)		(515)
Other (expense) income	44		(2,028)		(137)		(1,961)
Income (loss) before income taxes	4,893		(7,604)		1,884		(28,721)
(Provision for) benefit from income taxes	(477)		556		(383)		(446)
Net income (loss)	$4,416		$(7,048)		$1,501		$(29,167)

Net income (loss) per share:
Basic	$0.08		$(0.13)		$0.03		$(0.53)
Diluted	$0.08		$(0.13)		$0.03		$(0.53)

Weighted-average shares used in computing net income (loss) per share:
Basic	56,696	-	55,065	-	56,282	-	54,764
Diluted	58,657	-	55,065	-	58,321	-	54,764

(1) Cost of revenue and operating expenses include stock-based compensation expense as follows:
Cost of revenue	$2,682		$2,203		$8,894		$6,483
Product development	1,042		789		3,324		2,399
Sales and marketing	980		794		3,400		2,157
General and administrative	2,369		2,948		8,914		7,038

QUINSTREET, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Cash Flows from Operating Activities
Net income (loss)	$4,416	$(7,048)	$1,501	$(29,167)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Stock-based compensation	7,073	6,721	24,532	18,063
Depreciation and amortization	5,969	6,225	18,648	17,276
Impairment of Investment	-	2,000	-	2,000
Change in the fair value of contingent consideration	1,200	—	12,394	—
Provision for sales returns and doubtful accounts receivable	(100)	326	1,693	708
Non-cash lease expense (income)	(48)	51	35	(559)
Deferred income taxes	432	(559)	278	187
Other adjustments, net	77	150	(170)	(266)
Changes in assets and liabilities:	-		-
Accounts receivable	13,219	(25,237)	(27,148)	(32,599)
Prepaid expenses and other assets	1,747	296	(2,515)	2,481
Accounts payable	479	7,023	7,701	2,297
Accrued liabilities	(4,353)	14,165	18,134	15,062
Net cash provided by (used in) operating activities	30,111	4,113	55,083	(4,517)
Cash Flows from Investing Activities
Capital expenditures	(639)	(1,211)	(1,523)	(4,173)
Internal software development costs	(2,374)	(2,488)	(6,864)	(8,903)
Acquisitions, net of cash acquired	—	(4,510)	—	(4,510)
Other investing activities	—	(1,500)	—	(1,500)
Net cash used in investing activities	(3,013)	(9,709)	(8,387)	(19,086)
Cash Flows from Financing Activities
Proceeds from exercise of stock options and issuance of common stock under employee stock purchase plan	2,554	1,595	3,923	3,296
Payment of withholding taxes related to release of restricted stock, net of share settlement	(2,821)	(1,571)	(11,323)	(4,920)
Post-closing payments and contingent consideration related to acquisitions	(2,843)	(344)	(7,985)	(6,573)
Repurchase of common stock	—	—	—	(2,288)
Net cash used in financing activities	(3,110)	(320)	(15,385)	(10,485)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(7)	(2)	17	13
Net increase (decrease) in cash, cash equivalents and restricted cash	23,981	(5,918)	31,328	(34,075)
Cash, cash equivalents and restricted cash at beginning of period	57,850	45,535	50,503	73,692
Cash, cash equivalents and restricted cash at end of period	$81,831	$39,617	$81,831	$39,617
Reconciliation of cash, cash equivalents, and restricted cash to the condensed consolidated balance sheets
Cash and cash equivalents	81,815	39,602	81,815	39,602
Restricted cash included in other assets, noncurrent	16	15	16	15
Total cash, cash equivalents and restricted cash	$81,831	$39,617	$81,831	$39,617

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED NET INCOME (LOSS)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Net income (loss)	$4,416	$(7,048)	$1,501	$(29,167)
Amortization of intangible assets	2,305	2,678	7,241	7,834
Stock-based compensation	7,073	6,734	24,532	18,077
Contingent consideration adjustment	1,200	—	12,394	—
Restructuring costs	186	277	565	578
Litigation settlement expense	58	—	557	—
Acquisition costs	11	30	116	30
Impairment of investment	—	2,000	—	2,000
Tax impact of non-GAAP items	(2,894)	(1,235)	(10,142)	410
Adjusted net income (loss)	$12,355	$3,436	$36,764	$(238)
Adjusted diluted net income (loss) per share	$0.21	$0.06	$0.63	$(0.00)
Weighted average shares used in computing adjusted diluted net income (loss) per share	58,657	56,733	58,321	54,764

QUINSTREET, INC.

RECONCILIATION OF NET LOSS TO

ADJUSTED EBITDA

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Net income (loss)	$4,416	$(7,048)	$1,501	$(29,167)
Interest and other expense, net	19	2,272	433	2,095
(Benefit from) provision for income taxes	477	(556)	383	446
Depreciation and amortization	5,969	6,225	18,648	17,276
Stock-based compensation	7,073	6,734	24,532	18,077
Contingent consideration adjustment	1,200	—	12,394	—
Restructuring costs	186	277	565	578
Litigation settlement expense	58	—	557	—
Acquisition costs	11	30	116	30
Adjusted EBITDA	$19,409	$7,934	$59,129	$9,335

QUINSTREET, INC.

RECONCILIATION OF CASH USED IN

OPERATING ACTIVITIES TO FREE CASH FLOW

AND NORMALIZED FREE CASH FLOW

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Net cash provided by (used in) operating activities	$30,111	$4,113	$55,083	$(4,517)
Capital expenditures	(639)	(1,211)	(1,523)	(4,173)
Internal software development costs	(2,374)	(2,488)	(6,864)	(8,903)
Free cash flow	27,098	414	46,696	(17,593)
Changes in operating assets and liabilities	(11,092)	3,754	3,828	12,758
Normalized free cash flow	$16,006	$4,168	$50,524	$(4,835)

QUINSTREET, INC.

DISAGGREGATION OF REVENUE

(In thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2025	2024	2025	2024
Net revenue:
Financial Services	$199,724	$112,250	$630,549	$255,708
Home Services	65,448	53,908	190,098	152,636
Other Revenue	4,670	2,429	11,010	6,849
Total net revenue	$269,842	$168,587	$831,657	$415,193